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                                                                    EXHIBIT 23.3


                               CONSENT OF EXPERTS

                 As petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our oil and gas reserve reports as of December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999, included in the Santa Fe Snyder Corporation Annual Report on Form 10-K for the year ended December 31, 1999.




RYDER SCOTT COMPANY
PETROLEUM ENGINEERS




Houston, Texas
May 18, 2000